Exhibit 99.1

SIGNET JEWELERS REPORTS STRONG HOLIDAY SEASON SALES

Consumers respond favorably to differentiated product assortment, targeted marketing and enhanced Connected Commerce experiences
Expands share repurchase authorization $500 million;
Intends to enter $250 million accelerated buy-back on business confidence

HAMILTON, Bermuda, January 20, 2022 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, today announced its preliminary sales for the nine weeks ended January 1, 2022 (“Holiday Season”).

"Our team delivered record Holiday Season sales with revenue growth of more than 30% and same store sales up over 25%,” said Virginia C. Drosos, Chief Executive Officer. “We’re driving strong traction on our key initiatives including our differentiated banner value propositions and a step change in Connected Commerce capabilities, allowing us to serve customers whenever and wherever they choose to shop with us. We are confident in our strategy and believe we are building sustainable advantages to continue to outpace growth in the jewelry category, gain share and expand operating margin over time. Our Signet team is highly engaged, and I’m very proud of their agility, innovation and focus on accelerating our strategic initiatives and purpose.”
“We are raising guidance to reflect our strong holiday performance,” said Joan Hilson, Chief Financial & Strategy Officer. “We delivered operating margin expansion as our strategy drove higher traffic and strong conversion with effective promotion and cost management. Reflecting this strong performance and confidence in our business, today we’re announcing a $500 million expansion to the remaining $184 million available under the existing share repurchase program. Within this, we intend to enter into a $250 million accelerated share repurchase agreement after which $434 million would remain under our multi-year program."

Holiday Season Fiscal 2022 Sales Highlights
Signet’s preliminary total sales for the Holiday Season were $2.4 billion, up 30.4% to last year. Preliminary same store sales (SSS)1 grew 25.2% year over year and 35.1% on a 2-year basis. eCommerce sales were up $52.1 million year over year and brick and mortar sales were up $499.9 million. The Company’s strong Holiday Season sales were broad-based with all banners and merchandise categories up double digits. Increased marketing and labor spend supported consumer shopping behavior, driving traffic earlier in the Holiday Season and ensuring staffing levels met consumers’ needs.

Preliminary sales by reporting segment:

North America
•Total revenue was $2.2 billion, up 30.2% to last year and up 33.1% to two years ago.
◦eCommerce sales increased 17.7% to last year and 85.4% to two years ago.
◦Brick and mortar sales increased 33.6% to last year and 24.7% to two years ago.
•SSS1 increased 24.8% to last year and 37.8% to two years ago.
•Transactions rose 8.0% to last year and average transaction value increased 16.3%.

(1) Same store sales include physical store sales and eCommerce sales. Diamonds Direct is not included in same store sales.

International
•Total revenue was $144 million, up 30.5% to last year and down 3.6% to two years ago.
◦eCommerce sales decreased 25.8% to last year and increased 43.0% to two years ago.
◦Brick and mortar sales increased 69.7% to last year and decreased 12.4% to two years ago.
•SSS1 increased 31.3% to last year and 6.2% to two years ago.
•Transactions rose 27.2% to last year and average transaction value increased 2.2%.
(1) Same store sales include physical store sales and eCommerce sales.

Fiscal 2022 Guidance
January sales have remained strong in the high single digits, reflecting some shifts due to earlier customer shopping in the quarter. With 10 shopping days remaining in the fourth quarter, the Company believes it will deliver a sequential same store sales acceleration from third to fourth quarter. Specifically, the Company believes it will deliver approximately:

	Updated Guidance(3)		Guidance as of 12/2/21
	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Total revenue (in billions)	$2.77	$7.78	$2.40 to $2.48	$7.41 to $7.49
Same store sales (1)	22%	48%	6% to 9%	41% to 43%
Non-GAAP operating income (in millions) (2)	$388	$885	$280 to $317	$777 to $814
(1) Same store sales include physical stores and eCommerce sales
(2) See description of non-GAAP measures below
(3) Diamonds Direct is included in total revenue and operating income guidance from the date of acquisition on November 17, 2021. Diamonds Direct is not included in same store sales.

Forecasted non-GAAP operating income provided above excludes expected net charges primarily related to acquisition-related costs, non-recurring litigation charges and transformation plan charges (credits) of approximately $3.2 million and $(0.7) million for the fourth quarter and the full year, respectively. Given the potential impact to the fourth quarter and full year GAAP operating income of certain items related to the Diamonds Direct preliminary purchase price allocation which will be recorded as part of our year-end closing process, Signet cannot provide forecasted GAAP operating income or the probable significance of such items without unreasonable efforts. However, the Company believes there would be no significant impact to non-GAAP guidance related to the impact of these preliminary purchase price allocation adjustments. As such, Signet does not present a reconciliation of forecasted GAAP operating income to corresponding non-GAAP operating income. An appropriate reconciliation will be provided in the Company's fourth quarter earnings release. Please see disclosures within the Safe Harbor Statement for other risk factors.

The above Fiscal 2022 guidance materially reflects the same assumptions as previous guidance provided on December 2nd, 2021.

Non-GAAP Measures
The Company believes that the presentation of non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide investors with information to assist them in evaluating historical trends and current period performance. For these reasons, internal management reporting also includes non-GAAP measures. Items may be excluded from GAAP financial measures when the Company believes this provides additional clarity to management and investors. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Return of Capital
Signet's Board of Directors has declared a quarterly cash dividend on common shares of $0.18 per share for the fourth quarter of Fiscal 2022, payable February 25, 2022 to shareholders of record on January 28, 2022, with an ex-dividend date of January 27, 2022. In addition, Signet’s Board of Directors has increased the Company’s share repurchase authorization by $500 million to an aggregate amount of $684 million, including approximately $184 million available for repurchases under the Board’s previous repurchase authorization approved on August 23, 2021. Under the repurchase program, Signet is authorized to repurchase its outstanding common shares from time to time in open market or privately-negotiated transactions, including accelerated share repurchase transactions, block trades, or pursuant to trading plans intended to comply with SEC Rule 10b5-1. The share repurchase program has no expiration date but may be suspended or terminated by the Board of Directors at any time. Signet intends to enter into a $250 million accelerated share repurchase agreement in the near term, after which approximately $434 million would remain under its multi-year program.

About Signet and Safe Harbor Statement:
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. As a purpose-driven and sustainability-focused company, Signet is a participant in the United Nations Global Compact and adheres to its principles-based approach to responsible business. Signet is a Great Place to Work –Certified™ company and has been named to the Bloomberg Gender-Equality Index for three consecutive years. Signet operates approximately 2,800 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H. Samuel, Ernest Jones, Peoples, Piercing Pagoda, JamesAllen.com, Diamonds Direct and the jewelry subscription service, Rocksbox. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.banter.com, www.pagoda.com, www.rocksbox.com, www.jamesallen.com and www.diamondsdirect.com.
This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet's accelerated share repurchase program, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: the negative impacts that the COVID-19 pandemic has had, and could have in the future, on Signet's business, financial condition, profitability and cash flows; the effect of steps we take in response to the pandemic; the severity, duration and potential resurgence of the pandemic (including through variants), including whether it is necessary to temporarily reclose our stores, distribution centers and corporate facilities or for our suppliers and vendors to temporarily reclose their facilities; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein, including without limitation risks relating to disruptions in our supply chain, our ability to attract and retain labor especially if COVID-19 vaccine mandates are implemented, consumer behaviors such as willingness to congregate in shopping centers and shifts in spending away from the jewelry category and the impact on demand of our products, our level of indebtedness and covenant compliance, availability of adequate capital, our ability to execute our business plans, our lease obligations and relationships with our landlords, and asset impairments; general economic or market conditions, including impacts of inflation or other pricing environment factors on the Company's costs; financial market risks; our ability to optimize Signet's transformation strategies; a decline in consumer spending or deterioration in consumer financial position, whether due to inflation or other factors; changes to regulations relating to customer credit; disruption in the availability of credit for customers and customer inability to meet credit payment obligations; our ability to achieve the benefits related to the outsourcing of the credit portfolio, including due to technology disruptions, future financial results and operating results and/or disruptions arising from changes to or termination of the relevant non-prime outsourcing agreement requiring transition to alternative arrangements through other providers or alternative payment options and our ability to successfully establish future arrangements for the forward-flow receivables; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of long-lived assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; our ability to maintain adequate levels of liquidity for our cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of our customers, suppliers and lenders to access sources of liquidity to provide for their own cash needs; changes in our credit rating; potential regulatory changes, global economic conditions or other developments related to the United Kingdom's exit from the European Union; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals; stakeholder reactions to disclosure regarding the source and use of certain minerals; seasonality of Signet's business; the merchandising, pricing and inventory policies followed by Signet and failure to manage inventory levels; Signet's relationships with suppliers including the ability to continue to utilize extended payment terms and the ability to obtain merchandise that customers wish to purchase; the failure to adequately address the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the level of competition and promotional activity in the jewelry sector; our ability to optimize Signet's multi-year strategy to gain market share, expand and improve existing services, innovate and achieve sustainable, long-term growth; the maintenance and continued innovation of Signet's OmniChannel retailing and ability to increase digital sales, as well as management of its digital marketing costs; changes in consumer attitudes regarding jewelry and failure to anticipate and keep pace with changing fashion trends; changes in the supply and consumer acceptance of and demand for gem quality lab created diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize Signet's real estate footprint; the ability to satisfy the accounting requirements for "hedge accounting," or the default or insolvency of a counterparty to a hedging contract; the performance of and ability to recruit, train, motivate and retain qualified team members - particularly in regions experiencing low unemployment rates; management of social, ethical and environmental risks; the reputation of Signet and its banners; inadequacy in and disruptions to internal controls and systems, including related to the migration to new information technology systems which impact financial reporting; security breaches and other disruptions to Signet's information technology infrastructure and databases; an adverse development in legal or regulatory proceedings or tax matters, including any new claims or litigation brought by employees, suppliers, consumers or shareholders, regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in corporate taxation rates, laws, rules or practices in the US and jurisdictions in which Signet's subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce or deductions associated with payments to foreign related parties that are subject to a low effective tax rate; risks related to international laws and Signet being a Bermuda corporation; difficulty or delay in executing or integrating an acquisition, including Diamonds Direct, or executing other major business or strategic initiatives; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or physical assets; changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions; or the impact of weather-related incidents, natural disasters, strikes, protests, riots or terrorism, acts of war or another public health crisis or disease outbreak, epidemic or pandemic on Signet's business.
For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the “Risk Factors” and “Forward-Looking Statements” sections of Signet’s Fiscal 2021 Annual Report on Form 10-K filed with the SEC on March 19, 2021 and quarterly reports on Form 10-Q and the “Safe Harbor Statements” in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:

Vinnie Sinisi
SVP Investor Relations & Treasury
+1-330-665-6530
vincent.sinisi@signetjewelers.com

Media:

Colleen Rooney
Chief Communications Officer
+1-330-668-5932
colleen.rooney@signetjewelers.com

David Bouffard
VP Corporate Affairs
+1-330-668-5369
david.bouffard@signetjewelers.com